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Cadence Appoints Moshe Gavrielov to Board of Directors

SAN JOSE, Calif., December 12, 2024—Cadence Design Systems, Inc. (Nasdaq: CDNS) today announced the appointment of Moshe Gavrielov to its board of directors, effective January 1, 2025. Mr. Gavrielov currently serves as a member of the board of NXP Semiconductors N.V. and Taiwan Semiconductor Manufacturing Company Ltd., as chair of the board of Foretellix and SiMa.ai, and has previously held executive roles at several global technology companies.

“We are honored to welcome Moshe to our board of directors,” said ML Krakauer, chair of the board, Cadence. “The AI era offers immense opportunities, and our cutting-edge solutions empower customers to drive unprecedented innovation. Moshe’s deep industry knowledge, strong ecosystem relationships and extensive technology and leadership expertise will provide Cadence with valuable strategic and technical insights, helping accelerate growth and enhance shareholder value.”

Mr. Gavrielov served as president and chief executive officer of Xilinx, Inc. from 2008 to
2018 and drove the company’s transformation from a FPGA supplier to a leader in delivering “All Programmable” solutions, expanding the company’s market presence and technological influence. Prior to joining Xilinx, Mr. Gavrielov served as executive vice president and general manager of Cadence’s verification division from 2005 to 2007, and chief executive officer of
Verisity, Ltd. from 1998 to 2005. He also served in a variety of executive management positions at LSI Logic Corporation and engineering and engineering management positions at Digital Equipment Corporation and National Semiconductor Corporation.

About Cadence
Cadence is a pivotal leader in electronic systems design, building upon more than 30 years of computational software expertise. The company applies its underlying Intelligent System Design strategy to deliver software, hardware and IP that turn design concepts into reality. Cadence customers are the world’s most innovative companies, delivering extraordinary electronic products from chips to boards to complete systems for the most dynamic market applications, including hyperscale computing, 5G communications, automotive, mobile, aerospace, consumer, industrial and healthcare. For 10 years in a row, Fortune magazine has named Cadence one of the 100 Best Companies to Work For. Learn more at cadence.com.

This press release contains forward-looking statements, including expectations regarding opportunities presented by AI, strategic objectives, business prospects, technology and product developments, shareholder value and other statements using words such as “anticipates,” “believes,” “expects,” “intends,” “plans,” “will,” and words of similar import and the negatives thereof. Forward-looking statements are subject to a number of risks, uncertainties and other factors, many of which are outside Cadence’s control, and which may cause actual results to differ materially from expectations expressed or implied in the forward-looking statements, including, among others: (i) Cadence’s ability to compete successfully in the highly competitive industries in which it operates and realize the benefits of its investments in research and development, including opportunities presented by AI; (ii) the success of Cadence’s efforts to maintain and improve operational efficiency and growth; (iii) economic, geopolitical and industry conditions, including that of the semiconductor and electronics industries, government regulations and trade restrictions, and rising tensions and conflicts around the world such as in the Middle East and with respect to Taiwan; and (iv) Cadence’s acquisition of other companies, businesses or technologies or the failure to successfully integrate and operate them. For a detailed discussion of these and other cautionary statements related to Cadence’s business, please refer to Cadence’s filings with the U.S. Securities and Exchange Commission, including its most recent report on Form 10-K, subsequent reports on Form 10-Q and future filings. All forward-looking statements in this press release are based on management's expectations as of the date of this press release and, except as required by law, Cadence disclaims any obligation to update these forward-looking statements to reflect future events or circumstances.
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